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               Consent of Ernst & Young LLP, Independent Audiors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (Form N-1A) No. 33-41034) of Delaware Group Global & International Funds, Inc. of our reports dated January 8, 1999, included in the 1998 Annual Reports to shareholders.



Philadelphia, Pennsylvania
November 18, 1999